Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-151662) pertaining to the Susser Holdings Corporation 2008 Employee Stock Purchase Plan,
(2)	Registration Statement (Form S-3 No. 333-162851) of Susser Holdings Corporation, as amended,
(3)	Registration Statement (Form S-3 No. 333-177265) of Susser Holdings Corporation, as amended, and
(4)	Registration Statement (Form S-8 No. 333-188708) pertaining to the Susser Holdings Corporation 2013 Equity Incentive Plan;

of our reports dated February 27, 2014 with respect to the consolidated financial statements of Susser Holdings Corporation and the effectiveness of internal control over financial reporting of Susser Holdings Corporation included in this Annual Report (Form 10-K) of Susser Holdings Corporation for the year ended December 29, 2013.
We consent to the incorporation by reference in the following Registration Statements:

/s/ ERNST & YOUNG LLP

Houston, Texas
February 27, 2014